AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1998

                                                 REGISTRATION NO. 333-65727
 ---------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                                --------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                                --------------

                                F&M BANCORP
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                          6711                52-1316473
 (STATE OR OTHER JURISDICTION        (PRIMARY STANDARD       (I.R.S. EMPLOYER
    OF INCORPORATION OR         INDUSTRIAL CLASSIFICATION     IDENTIFICATION
        ORGANIZATION)                  CODE NUMBER)                NO.)

                          110 THOMAS JOHNSON DRIVE
                         FREDERICK, MARYLAND 21702
                            TEL. (301) 694-4000
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                --------------

                     GORDON M. COOLEY, GENERAL COUNSEL
                          110 THOMAS JOHNSON DRIVE
                         FREDERICK, MARYLAND 21702
                            TEL. (301) 694-4000
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ---------------


      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) ______________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) ______________________





                              EXPLANATORY NOTE

           This Post-Effective Amendment No. 1 consists of no exhibits. On November 30, 1998, the merger of Monocacy with and into F&M Bancorp was consummated, each issued and outstanding share of Monocacy Common Stock was converted into, and became exchangeable for, 1.251 shares of F&M Bancorp Common Stock, and each outstanding and unexercised option to purchase Monocacy Common Stock was converted into, and became exchangeable for, a number of shares of F&M Bancorp Common Stock as determined pursuant to the terms of the agreement and plan of merger, resulting in the issuance of an aggregate of 2,267,790 shares of F&M Bancorp Common Stock. Therefore, in accordance with Item 22(a) in Part II of the Registration Statement relating to certain undertakings, this Post-Effective Amendment No. 1 is being filed by F&M Bancorp for the purpose of deregistering 13,963 shares of F&M Bancorp Common Stock. Capitalized terms used and not defined in this Explanatory Note have the meaning set forth in the Joint Proxy Statement/Prospectus included in this Registration Statement.


                                 SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, State of Maryland, on December 31, 1998.


                                   F&M BANCORP


                                   By:        /s/ Faye E. Cannon
                                       -------------------------------------
                                                  FAYE E. CANNON
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


           Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on December 31, 1998.

           SIGNATURES                              TITLE
           ----------                              -----

    /s/ Faye E. Cannon                 President and Chief Executive Officer
  ------------------------------       (Principal Executive Officer)
        Faye E. Cannon


    /s/ David L. Spilman*             Treasurer
  ------------------------------      (Principal Financial and Accounting
        David L. Spilman              Officer)


    /s/ R. Carl Benna*                Director
  ------------------------------
        R. Carl Benna


  ------------------------------     Director
        Howard B. Bowen


  ------------------------------     Director
        John D. Brunk


    /s/ Beverly B. Byron*            Director
  ------------------------------
        Beverly B. Byron


    /s/ Faye E. Cannon               Director
  ------------------------------
        Faye E. Cannon


  ------------------------------     Director
        Martha E. Church


    /s/ Albert H. Cohen*             Director
  ------------------------------
        Albert H. Cohen


    /s/ Maurice A. Gladhill*         Director
  ------------------------------
        Maruice A. Gladhill


  ------------------------------     Director
        Charles W. Hoff, III


    /s/ James K. Kluttz*             Director
  ------------------------------
        James K. Kluttz


  ------------------------------     Director
        Charles A. Nicodemus


    /s/ Richard W. Phoebus*          Director
  ------------------------------
        Richard W. Phoebus


    /s/ H. Deets Warfield*           Director
  ------------------------------
        H. Deets Warfield


  ------------------------------     Director
        Joan C. Warfield


  ------------------------------     Director
        Thomas R. Winkler



 * By: /s/ Faye E. Cannon
      -------------------------
           Faye E. Cannon
          Attorney-in-Fact